UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2003

AMERICAN RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its chapter)

Delaware	33-48183	33-0193602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4410 El Camino Real, Suite 201	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 949-6400

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On February 18, 2003 American Restaurant Group, Inc. (the “Company”) fully redeemed in cash its outstanding 11 ½% Series B Senior Secured Notes.  The Company had $3.41 million in outstanding 11 ½% Series B Senior Secured Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Restaurant Group, Inc.

Date: February 25, 2003	By: /s/ William G. Taves
William G. Taves
Chief Financial Officer

Contact:  Ralph Roberts  (650) 949-6400.